EXHIBIT 99.3


                                   Nutek, Inc.
                             CONSOLIDATED PRO FORMA
                              FINANCIAL STATEMENTS
                             for the period ending
                                 June 30, 2000


                                TABLE OF CONTENTS
                                -----------------


                                                                       PAGE

BALANCE SHEET.......................................................... 1-2

STATEMENT OF OPERATIONS................................................  3

NOTES TO FINANCIAL STATEMENTS..........................................  4

NUTEK, INC.
1110 MARY CREST ROAD
HENDERSON, NV 89014


The following financial statements set forth summary pro forma financial Data of the Company. The Company has prepared pro forma balance sheets and statements of operations for the periods ending June 30, 2001. The pro forma financial statements are based on historical financial statements of Nutek, Inc., and Datascension, Inc. adjusted to give effect to the combination resulting from the purchase agreement of Datascension, Inc.
in July of 2001. The pro forma balance sheet has been prepared based on the assumption that the transactions occurred on January 1,2001. The pro forma statements of operation are based on the assumption that the transaction occurred on January 1, 2001.

                               Nutek, Inc.
                         CONSOLIDATED PRO FORMA
                             BALANCE SHEET
                                  AS AT
                             June 30, 2001


BALANCE SHEET - ASSETS

                        Proforma     Proforma     Proforma    Proforma
                        Nutek, Inc. Datascension  Adjustments Combined

ASSETS
CURRENT ASSETS
Cash                    284,576      29,137      0.00      313,713
Marketable Securities    72,000        0.00      0.00       72,000
Accounts Receivable
    (Net of Reserves)    69,985     374,131      0.00      444,116
Accrued Income           11,200        0.00      0.00       11,200
Inventory               137,901        0.00      0.00      137,901
Prepaid Expenses          3,029        0.00      0.00        3,029
                      ---------------------------------------------
Total Current Assets    578,691     403,268      0.00      981,959

PLANT AND EQUIPMENT
Plant and Equipment
(less Depreciation)  2,733,877      291,968      0.00    3,206,377
                      ---------------------------------------------
Total Plant and
  Equipment          2,733,877      291,968      0.00    3,206,377

OTHER ASSETS
Prepaid Expenses        170,000        0.00      0.00      170,000
Deposits                 51,686        0.00      0.00       51,686
Patent Rights Acquired
(net of amortization) 1,163,655        0.00      0.00    1,163,655
Web Sites
(net of amortization)    41,045        0.00      0.00       41,045
Packaging Design
(net of amortization)    52,023        0.00      0.00       52,023
Other Assets
(net of amortization)   111,245       4,651      0.00      115,896
Investments                0.00       9,600      0.00        9,600
Goodwill                   0.00        0.00 1,431,407    1,431,407
              -----------------------------------------------------
Total Other Assets    1,589,654      14,251 1,431,407    3,035,312

TOTAL ASSETS          4,902,222     709,487 1,611,939    7,223,648


            See accompanying notes to financial statements

                                  Nutek, Inc.
                           CONSOLIDATED PRO FORMA
                                BALANCE SHEET
                                    AS AT
                               June 30, 2001


BALANCE SHEET - LIABILITIES & EQUITY

                        Proforma     Proforma     Proforma    Proforma
                        Nutek, Inc. Datascension  Adjustments Combined

LIABILITIES & EQUITY

Current Liabilities
Accounts Payable         101,712       0.00      0.00        101,712
Payroll Taxes Payable         52       0.00      0.00             52

Long Term Liabilities    566,431       0.00      0.00        566,431
Notes Payable            110,000    369,500  (369,500)       110,000
     ---------------------------------------------------------------
Total
Current Liabilities      778,195    509,500  (369,500)       918,195

Long Term Liabilities  1,341,948       0.00      0.00      1,341,948

Total Liabilities      2,120,143    509,500  (369,500)     2,260,143

EQUITY
Capital Stock             49,440      3,125    26,592         79,157
Additional Paid
  in Capital           7,740,268       0.00 1,942,572      9,682,840
Preferred Stock              794       0.00      0.00            794
Royalty Investors         20,000       0.00      0.00         20,000
Treasury Stock           (49,263)      0.00      0.00        (49,263)
Retained Earnings
    or (Deficit)      (4,979,160)   196,862    12,275     (4,782,298)
---------------------------------------------------------------------
Total Stockholders'
    Equity             2,782,079    199,987 1,981,439      2,982,066
TOTAL LIABILITIES &
   OWNER'S EQUITY      4,902,222    709,487 1,611,939      7,223,648


              See accompanying notes to financial statements

                                  Nutek, Inc.
                            CONSOLIDATED PRO FORMA
                            STATEMENT OF OPERATIONS
                        For Year Ended June 30, 2001


STATEMENT OF OPERATIONS

                        Proforma     Proforma     Proforma    Proforma
                        Nutek, Inc. Datascension  Adjustments Combined

REVENUE

Net Sales                612,556     1,729,565      0.00      2,342,121

COSTS AND EXPENSES

Cost of Sales            225,925       990,905      0.00      1,216,830
Selling, General and
    Administrative       351,131       547,461      0.00        898,592
Depreciation Expense      71,997        12,275   (12,275)        71,997
Interest Expense          15,000        24,782      0.00         39,782
Amortization of
   Intangible Assets      38,247           582      0.00         38,829
-----------------------------------------------------------------------
Total Costs and Expenses 476,375       585,100   (12,275)     1,049,200
-----------------------------------------------------------------------
Net Income or (Loss) before
   Income Taxes          (89,744)      153,560    12,275         76,091


                    See accompanying notes to financial statements

                                    Nutek, Inc.

                 NOTES TO CONSOLIDATED PRO FORMA FINANCIAL STATEMENTS

NOTE 1 - PRO FORMA FINANCIAL STATEMENTS


The following financial statements set forth summary pro forma financial Data of the Company. The Company has prepared pro forma balance sheets and statements of operations for the periods ending June 30, 2001. The pro forma financial statements are based on historical financial statements of Nutek, Inc., and Datascension Inc. adjusted to give effect to the combination resulting from the purchase agreement of July of 2001, under the following assumptions. The pro forma balance sheet has been prepared based on the assumption that the transactions occurred on January 1, 2001. The pro forma statements of operation are based on the assumption that the transaction occurred on January 1, 2001. The following adjustments were made to arrive at the combined company.

The Note payable to the shareholders in Datascensions in the amount of $369,500 was adjusted, the issuance of the capital stock was adjusted and goodwill in the amount of $1,431,407 was included.

Datascension Inc., was acquired 07/02/2001 for $2,2 million. The business combination has been accounted for under the purchase method of accounting for business combinations.

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